EXHIBIT (a)(1)(xvi)

Amended and Restated Notice of Guaranteed Delivery
For Tender of Shares of Common Stock
of
iBASIS, INC.
at an
Increased Offer Price of $3.00 Net Per Share

Pursuant to the Offer to Purchase dated July 28, 2009
(as amended and supplemented)
by
KPN B.V.
a wholly owned subsidiary of
KONINKLIJKE KPN N.V.

THE OFFER (AS EXTENDED) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, DECEMBER 8, 2009, UNLESS THE OFFER IS FURTHER EXTENDED.

This amended and restated Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates representing Shares (as defined below) are not immediately available, (ii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to 12:00 midnight, New York City time, on Tuesday, December 8, 2009 (or if the Offer is extended to a later date, such later date) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This amended and restated Notice of Guaranteed Delivery may be delivered by mail or facsimile transmission to the Depositary as set forth below. See “The Tender Offer — Section 3 — Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By First Class Mail:	By Facsimile Transmission:	By Overnight Delivery:
Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	(Eligible Institutions Only) (617) 360-6810	Computershare Trust Company, N.A. Attn: Corporate Actions 250 Royall Street, Suite V Canton, MA 02021
Confirm Facsimile Receipt by Telephone: (781) 575-2332

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in “The Tender Offer — Section 3 — Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in “The Tender Offer — Section 3 — Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to KPN B.V., a private limited liability company organized under the laws of The Netherlands, which is a wholly owned subsidiary of Koninklijke KPN N.V., a public company incorporated under the laws of The Netherlands, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 28, 2009, as amended and supplemented by Amendments Nos. 1 through 8 to the related Tender Offer Statement and Rule 13E-3 Transaction Statement (the “Offer to Purchase”), and the related amended and restated Letter of Transmittal (the “Letter of Transmittal”, which, together with the Offer to Purchase and any amendment or supplement to the Offer to Purchase or the Letter of Transmittal, collectively constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), of iBasis, Inc., a Delaware corporation, set forth below pursuant to the guaranteed delivery procedure set forth in “The Tender Offer — Section 3 — Procedures for Accepting the Offer and Tendering Shares” in the Offer to Purchase.

Number of Shares and Certificate No.(s) (if available):	Name(s) of Record Holder(s):

(Please type or print)
Address(es):

(Zip Code)
☐ Check here if Shares will be tendered by book entry transfer.	Area Code and Tel. No.:
(Daytime telephone number)
Name of Tendering Institution:

DTC Account Number:	Signature(s): :

Dated: , 2009

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in “The Tender Offer — Section 2 — Acceptance for Payment and Payment for Shares” in the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry transfer, an Agent’s Message (as defined in “The Tender Offer — Section 2 — Acceptance for Payment and Payment for Shares” in the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

Name of Firm:

(Authorized Signature)
Address:	Name:
(Please type or print)
Title:
(Zip Code)
Area Code and Tel. No.:	Date:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.